                                                                    (Exhibit 11)

                                COST PLUS, INC.

                       COMPUTATION OF NET LOSS PER SHARE
               (IN THOUSANDS EXCEPT PER SHARE AMOUNTS, UNAUDITED)



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

                                               THREE MONTHS ENDED                NINE MONTHS ENDED
                                          ---------------------------       ---------------------------
                                           NOVEMBER 1,    NOVEMBER 2,        NOVEMBER 1,    NOVEMBER 2,
                                              1997           1996               1997           1996
                                          ------------   ------------       ------------   ------------
NET LOSS                                   $ (1,252)      $  (863)             $  (958)      $ (1,455)
                                           ========       =======              =======       ========


WEIGHTED AVERAGE SHARES OUTSTANDING
DURING THE PERIOD:

COMMON STOCK                                  8,357         8,077              $ 8,206          7,595

ADD INCREMENTAL SHARES FROM ASSUMED
  EXERCISE OF STOCK OPTIONS                     404           411                  367            390
                                           --------       -------              -------       --------

WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING               8,761         8,488                8,573          7,985
                                           ========       =======              =======       ========

PRIMARY NET LOSS PER SHARE                 $  (0.14)      $ (0.10)             $ (0.11)      $  (0.18)
                                           ========       =======              =======       ========

Weighted average shares outstanding
  during the period:

Common stock                                  8,357         8,077                8,206          7,595

Add incremental shares from assumed
  exercise of stock options                     412           410                  444            390
                                           --------       -------              -------       --------

Weighted average common and common
  equivalent shares outstanding               8,769         8,487                8,650          7,985
                                           ========       =======              =======       ========

FULLY DILUTED NET LOSS PER SHARE           $  (0.14)      $ (0.10)             $ (0.11)      $  (0.18)
                                           ========       =======              =======       ========
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